Exhibit 99.1

CRIIMI MAE Declares Preferred Dividend Payment for 1st Quarter 2004

ROCKVILLE, MD, March 9, 2004 – CRIIMI MAE Inc. (NYSE:CMM) today announced that the Board of Directors has declared the payment on March 31, 2004 of the dividends for the first quarter of 2004 on its Series B, F and G Preferred Stock.  Holders of record of Series B, F and G Preferred Stock on March 19, 2004 will receive $0.68 per Series B share, $0.30 per Series F share and $0.375 per Series G share in cash.

For further information, shareholders and securities brokers should contact CRIIMI MAE Inc at (301) 816-2300, e-mail shareholder@criimimaeinc.com, and news media contact James Pastore, Pastore Communications Group LLC at (202) 546-6451, e-mail pastore@ix.netcom.com

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